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                                                                       Exhibit 5

                      [SHEFSKY & FROELICH LTD. LETTERHEAD]



                                                                     24613-01-01

                                  June __, 2000

Liquor.com
4205 W. Irving Park Road
Chicago, Illinois  60641

Ladies and Gentlemen:

     We have acted as counsel to Liquor.com, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of: (1) 3,450,000 units comprised of 3,450,000 shares of common stock and 3,450,000 redeemable common stock purchase warrants, including units, shares of common stock and redeemable stock purchase warrants issuable on exercise of the underwriter's over-allotment option; (2) warrants issued to Dirks & Co. to purchase 300,000 shares of common stock; (3) 3,450,000 shares of common stock issuable upon exercise of the redeemable common stock purchase warrants; (4) 300,000 shares of common stock and 300,000 warrants to purchase redeemable common stock warrants issuable on exercise of the warrants granted to Dirks & Co.; (5) 300,000 shares of common stock issuable on exercise of the warrants to purchase redeemable common stock warrants granted to Dirks & Co.; and (6) 422,222 shares of common stock issuable upon conversion of preferred stock held by certain stockholders of the Company (the "Selling Stockholders"). The securities described in (1)-(5) are hereinafter referred to as the "Company Securities." The securities described in
(6) are hereinafter referred to as the "Selling Stockholder Securities" and collectively with the Company Securities, the "Securities."

     We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of these latter documents.

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Opinion Letter
Liquor.com
June __, 2000
Page 2

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (A) (1) when the Company's board of directors has taken all necessary corporate action to authorize and approve the issuance of the Securities and (2) upon payment and delivery in accordance with the applicable definitive underwriting agreement approved by the board, the Company Securities will be validly issued, fully paid and nonassessable; and (B) upon conversion of the preferred stock into Selling Stockholder Securities by the holders of the preferred stock in accordance with the Certificate of Designation of Series A Preferred Stock, the Selling Stockholder Securities will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Illinois and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                        Very truly yours,




                                        SHEFSKY & FROELICH LTD.